FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fiscal 2016 Second Quarter Results
Record quarterly revenue of $11.8 million and Adjusted EBITDA of $2.1 million

Milwaukee, Wis., March 10, 2016 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal 2016 second quarter ended January 31, 2016.

Highlights for the fiscal second quarter included:

•	Eighth consecutive quarter of revenue growth for the firm.
•

Revenue increased 15.9% to $11.8 million, which compares with $10.1 million for the same period last year and $11.7 million in 1Q16. Recurring revenue growth outpaced overall revenue growth as it increased 17.0% to $10.8 million, which compares with $9.2 million for the same period last year and $10.7 million in 1Q16.

•	Operating income was $873,000, compared with $670,000 for the same period last year and $808,000 in 1Q16.
•

Adjusted EBITDA, a non-GAAP measure, increased 20.3% to $2.1 million, or 17.8% of revenue. This compares with Adjusted EBITDA of $1.7 million, or 17.2% of revenue in the same period last year and $2.0 million, or 17.2% of revenue in 1Q16.

•	Cash generated from operations was $1.2 million, compared with $1.1 million for the same period last year and $1.7 million in 1Q16.

Fiscal Year 2016 Second Quarter Financials

ARI achieved 15.9% revenue growth as it reported revenues of $11.8 million for the second quarter of fiscal year 2016, compared with $10.1 million for the same period last year. Recurring revenue comprised 91.6% of total revenue versus 90.8% for the same period last year.

Gross margin for the second quarter of fiscal year 2016 was 82.4% versus 81.6% last year.

Operating income was $873,000 for the second quarter of fiscal year 2016, compared with operating income of $670,000 for the same period last year, a 30.3% increase.

The company reported net income of $448,000, or $0.03 per diluted share for the quarter, compared with net income of $260,000 or $0.02 per share last year.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “The second quarter results continue to demonstrate that we are successfully executing against our strategy as operating income and Adjusted EBITDA increased at a faster rate than our overall revenue. Further, our total bookings remain strong and in Q2 were up 24%, which we believe will allow us to accelerate organic revenue growth in the back half of the fiscal year.”

William Nurthen, Chief Financial Officer of ARI, commented, “As we reach the midpoint of our fiscal year, we continue to experience year-over-year improvements in both profitability and cash flow. In the second quarter of fiscal 2016, the Company produced record operating income and our highest EPS since the fourth quarter of fiscal 2012. We also experienced another strong quarter of cash flow, while at the same time continuing to transition some of our customers from annual to monthly billing. Despite increased debt repayments in the quarter related to the TCS acquisition, we maintained our cash balance at $3.2 million which continues to leave us well-positioned to execute on future investment opportunities that align with our growth strategy.”

Fiscal 2016 First Quarter Conference Call
ARI will conduct a conference call on Thursday, March 10, 2016, at 4:30 p.m. EST, to review the financial results for the fiscal quarter ended January 31, 2016. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 26317186. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

EBITDA is calculated as net income adjusted to exclude interest expense, amortization, depreciation and income tax expense. Adjusted EBITDA further eliminates non-cash, stock-based compensation expense. Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant non-cash depreciation and amortization expense in subsequent periods. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com/117293073211296447579
•	LinkedIn: linkedin.com/company/ari_2
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
(Unaudited)

Three months ended January 31			Six months ended January 31
2016		2015	2016	2015
Net revenue	$11,752	$10,139	$23,489	$19,251
Cost of revenue	2,064	1,862	4,133	3,611
Gross profit	9,688	8,277	19,356	15,640
Operating expenses:
Sales and marketing	2,748	2,668	5,513	5,210
Customer operations and support	2,428	1,871	4,874	3,561
Software development and technical support (net of capitalized software product costs)	1,319	1,072	2,574	1,944
General and administrative	1,730	1,588	3,515	3,192
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	590	408	1,199	780
Net operating expenses	8,815	7,607	17,675	14,687
Operating income	873	670	1,681	953
Other income (expense):
Interest expense	(120)	(140)	(232)	(229)
Other, net	—	4	(8)	3
Total other income (expense)	(120)	(136)	(240)	(226)
Income before provision for income tax	753	534	1,441	727
Income tax expense	(305)	(274)	(604)	(363)
Net income	$448	$260	$837	$364

Weighted average common shares outstanding:
Basic	17,188	14,393	17,170	14,043
Diluted	17,695	14,861	17,655	14,475

Net income per common share:
Basic	$0.03	$0.02	$0.05	$0.03
Diluted	$0.03	$0.02	$0.05	$0.03

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	January 31	July 31
	2016	2015
ASSETS
Cash and cash equivalents	$3,166	$2,284
Trade receivables, less allowance for doubtful accounts of
$372 at January 31, 2016 and July 31, 2015	2,152	2,046
Work in process	184	165
Prepaid expenses and other	704	820
Deferred income taxes	3,145	3,092
Total current assets	9,351	8,407
Equipment and leasehold improvements:
Computer equipment and software for internal use	3,356	2,800
Leasehold improvements	629	629
Furniture and equipment	2,624	2,981
Total equipment and leasehold improvements	6,609	6,410
Less accumulated depreciation and amortization	(4,413)	(3,989)
Net equipment and leasehold improvements	2,196	2,421
Capitalized software product costs:
Amounts capitalized for software product costs	26,523	25,463
Less accumulated amortization	(21,377)	(20,337)
Net capitalized software product costs	5,146	5,126
Deferred income taxes	1,753	2,398
Other intangible assets	8,660	10,116
Goodwill	21,639	21,168
Total non-current assets	39,394	41,229
Total assets	$48,745	$49,636

LIABILITIES
Current portion of long-term debt	$1,929	$1,338
Current portion of contingent liabilities	470	754
Accounts payable	723	708
Deferred revenue	6,165	7,327
Accrued payroll and related liabilities	1,772	1,752
Accrued sales, use and income taxes	208	140
Other accrued liabilities	787	748
Current portion of capital lease obligations	78	174
Total current liabilities	12,132	12,941
Long-term debt	7,899	9,079
Long-term portion of contingent liabilities	224	362
Capital lease obligations	81	106
Other long-term liabilities	185	199
Total non-current liabilities	8,389	9,746
Total liabilities	20,521	22,687

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at January 31, 2016 and July 31, 2015, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at January 31, 2016 and July 31, 2015, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,257,728 and 17,097,426 shares issued and outstanding at January 31, 2016 and July 31, 2015, respectively	17	17
Additional paid-in capital	115,139	114,700
Accumulated deficit	(86,956)	(87,793)
Other accumulated comprehensive income	24	25
Total shareholders' equity	28,224	26,949
Total liabilities and shareholders' equity	$48,745	$49,636

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)
	Six months ended January 31
	2016	2015
Operating activities:
Net income	$837	$364
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	1,040	1,102
Non-cash interest expense	19	39
Depreciation and other amortization	1,199	778
Loss on change in fair value of earn-out payable	8	-
Provision for bad debt allowance	78	79
Deferred income taxes	592	314
Stock based compensation	147	141
Stock based director fees	56	69
Net change in assets and liabilities:
Trade receivables	(166)	(842)
Work in process	(19)	145
Prepaid expenses and other	126	162
Other long-term assets	-	(112)
Accounts payable	4	303
Deferred revenue	(1,207)	(144)
Accrued payroll and related liabilities	144	283
Accrued sales, use and income taxes	68	(2)
Other accrued liabilities	25	55
Net cash provided by operating activities	$2,951	$2,734
Investing activities:
Purchase of equipment, software and leasehold improvements	(324)	(279)
Cash received on earn-out from disposition of a component of the business	-	58
Cash paid for contingent liabilities related to acquisitions	(322)	(250)
Cash paid for net assets related to acquisitions	-	(4,200)
Software development costs capitalized	(827)	(718)
Net cash used in investing activities	$(1,473)	$(5,389)
Financing activities:
Borrowings under line of credit, net	$-	$750
Payments on long-term debt	(530)	(319)
Borrowings under long-term debt	-	2,168
Payments of capital lease obligations	(121)	(115)
Proceeds from exercise of common stock options	56	72
Net cash provided by (used in) financing activities	$(595)	$2,556
Effect of foreign currency exchange rate changes on cash	(1)	(21)
Net change in cash and cash equivalents	882	(120)
Cash and cash equivalents at beginning of period	2,284	1,808
Cash and cash equivalents at end of period	$3,166	$1,688
Cash paid for interest	$227	$176
Cash paid for income taxes	$43	$55

ARI Network Services, Inc.
Reconciliation of Non-Gaap Measures
(Dollars in Thousands)
(Unaudited)

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three, six and twelve months ended January 31, 2016 and 2015, respectively:

EBITDA:	FY2016	FY2015	FY2016	FY2015	FY2016	FY2015
	Q2	Q2	YTD	YTD	TTM	TTM
Net Income (loss)	$ 448	$ 260	$ 837	$ 364	$ 1,544	$ 698
Interest	120	140	232	229	468	367
Amortization of software products	544	553	1,040	1,102	1,961	2,192
Other depreciation and amortization	590	408	1,199	780	2,175	1,442
Loss on FMV of Warrant Derivatives	-	-	-	-	-	(4)
Loss on impairment of long-lived assets	-	-	-	-	-	35
Income taxes	305	274	604	363	1,052	746
EBITDA	$ 2,007	$ 1,635	$ 3,912	$ 2,838	$ 7,200	$ 5,476
Stock-based compensation	88	107	203	210	439	609
Adjusted EBITDA	$ 2,095	$ 1,742	$ 4,115	$ 3,048	$ 7,639	$ 6,085

	1/31/16	10/31/15	7/31/15	4/30/15	1/31/15	10/31/14	7/31/14	04/30/14
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Quarterly	2016	2016	2015	2015	2015	2015	2014	2014
Net Income (loss)	$ 448	$ 389	$ 368	$ 339	$ 260	$ 104	$ 174	$ 160
Interest	120	112	113	123	140	89	70	68
Amortization of software products	544	496	463	458	553	549	558	532
Other depreciation and amortization	590	609	511	465	408	372	308	354
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	-	(4)
Loss on impairment of long-lived assets	-	-	-	-	-	-	35	-
Income taxes	305	299	205	243	274	89	230	153
EBITDA	$ 2,007	$ 1,905	$ 1,660	$ 1,628	$ 1,635	$ 1,203	$ 1,375	$ 1,263
Stock-based compensation	88	115	141	95	107	103	231	168
Adjusted EBITDA	$ 2,095	$ 2,020	$ 1,801	$ 1,723	$ 1,742	$ 1,306	$ 1,606	$ 1,431

Trailing 12 months (TTM)
Net Income (loss)	$ 1,544	$ 1,356	$ 1,071	$ 877	$ 698	$ (23)	$ (102)	$ (575)
Interest	468	488	465	422	367	305	286	308
Amortization of software products	1,961	1,970	2,023	2,118	2,192	2,157	2,052	1,923
Other depreciation and amortization	2,175	1,993	1,756	1,553	1,442	1,373	1,322	1,342
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	(4)	6	28	663
Loss on impairment of long-lived assets	-	-	-	35	35	35	35	-
Income taxes	1,052	1,021	811	836	746	246	241	325
EBITDA	$ 7,200	$ 6,828	$ 6,126	$ 5,841	$ 5,476	$ 4,099	$ 3,862	$ 3,986
Stock-based compensation	439	458	446	536	609	627	560	29
Adjusted EBITDA	$ 7,639	$ 7,286	$ 6,572	$ 6,377	$ 6,085	$ 4,726	$ 4,422	$ 4,015